UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2017 (October 25, 2017)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	333-193821	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor New York, NY 10022
(Address of principal executive offices)

(212) 521-4052
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 18, 2017, 1847 Wood, Inc. (“1847 Wood”), a subsidiary of 1847 Holdings LLC (the “Company”), entered into a Stock Purchase Agreement, dated July 17, 2017 (the “Purchase Agreement”), with Wood Air Conditioning, Inc. (“Wood AC”) and To The Top, Inc. (the “Seller”). There is no material relationship between the Company, 1847 Wood, or any of their affiliates, on the one hand, and the Seller or Wood AC, on the other hand, other than in respect of the material definitive agreement.

Under the Purchase Agreement, 1847 Wood agreed to acquire all of the issued and outstanding equity interests in Wood AC for an aggregate purchase price of $6,532,140, consisting of (i) $5,250,000 in cash (subject to the purchase price adjustments set forth in the Purchase Agreement), and (ii) the issuance of a promissory note in the aggregate principal amount of $1,282,140, in the form and upon such terms as are mutually agreed upon by the parties before the closing date. Other information regarding the terms and conditions of the Purchase Agreement was provided in the above-referenced Form 8-K.

Article VIII of the Purchase Agreement sets forth the provisions by which the Purchase Agreement may be terminated, including by mutual written consent of 1847 Wood and the Seller at any time prior to the closing. Each party has determined that is in its best interest to terminate the Purchase Agreement and mutually consented in writing to do so, effective October 25, 2017. The termination did not trigger any early termination penalty under the Purchase Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1847 HOLDINGS LLC

Date: October 26, 2017	By:	/s/ Ellery W. Roberts
	Name:	Ellery W. Roberts
	Title:	Chief Executive Officer

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